SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Starbucks Corporation

(Name of Registrant as Specified in Its Charter)

Strategic Organizing Center

Service Employees International Union

Mary Kay Henry

Ahmer Qadeer

Michael Zucker

Joshua Gotbaum

Maria Echaveste

Wilma B. Liebman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On January 12, 2024, the Strategic Organizing Center (the “SOC”) filed its preliminary proxy statement with respect to the solicitation of proxies for the 2024 annual meeting of shareholders of Starbucks Corporation (the “Company”). In connection therewith, the SOC has issued a press release, a copy of which is filed herewith as Exhibit 1. The SOC has also launched a website in connection with its solicitation of shareholders of the Company, which is available at www.BrewABetterStarbucks.com (the “Website”). Copies of the materials posted to the Website are filed herewith as Exhibit 2.

Exhibit 1

Strategic Organizing Center Launches www.BrewABetterStarbucks.com and Files Preliminary Proxy Statement

Believes Starbucks’ misguided response to labor issues has exposed the Company to unnecessary reputational harm and requires boardroom change to protect mission-critical employee relations and shareholder value

SOC’s highly qualified nominees would bring urgently needed human capital management and public policy experience to the Starbucks Board

WASHINGTON – JANUARY 12, 2024 – The Strategic Organizing Center (the “SOC”), a shareholder of Starbucks Corporation (Nasdaq: SBUX) (“Starbucks” or the “Company”), today announced the launch of its website www.BrewABetterStarbucks.com and that it has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with Starbucks’ 2024 Annual Meeting of Shareholders (the “Annual Meeting”). The SOC has nominated three director candidates – Maria Echaveste, Hon. Joshua Gotbaum and Wilma Liebman – for election to the Starbucks Board of Directors (the “Board”) at the upcoming Annual Meeting.

Starbucks shareholders, employees, customers and other stakeholders are encouraged to visit www.BrewABetterStarbucks.com to share their views, sign up for important updates and learn about the SOC’s efforts to enhance the Company’s human capital management practices, facilitate constructive outcomes of ongoing labor disputes and oversee engagement with policymakers and regulators.

A copy of the preliminary proxy statement is available at https://bit.ly/3RYEDiw and www.BrewABetterStarbucks.com.

***

Starbucks is a company in crisis. It is time to #BrewABetterStarbucks.

Visit www.BrewABetterStarbucks.com to learn more.

***

DISCLAIMER

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “will,” “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. Any projected results and/or statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this press release is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this press release in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. Any figures are unaudited estimates and subject to revision without notice. The SOC disclaims any obligation to update the information herein and reserve the right to change any of their opinions expressed herein at any time as they deem appropriate. Past performance is not indicative of future results.

IMPORTANT INFORMATION

The SOC, the SEIU, Mary Kay Henry, Ahmer Qadeer, Michael Zucker, Maria Echaveste, Joshua Gotbaum, and Wilma B. Liebman (collectively, the “Participants”) intend to file a definitive proxy statement and accompanying proxy card (the “Proxy Statement”) with the SEC to be used to solicit proxies in connection with the 2024 annual meeting of shareholders (the “Annual Meeting”) of Starbucks Corporation (the “Company”). All shareholders of the Company are advised to read the Proxy Statement and other documents related to the solicitation of proxies, each in connection with the Annual Meeting, by the Participants when they become available, as they will contain important information, including additional information related to the Participants. The Proxy Statement and an accompanying BLUE proxy card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise is contained in the preliminary proxy statement filed by the Participants with the SEC on January 12, 2024. This document is available free of charge from the source described above and at www.BrewABetterStarbucks.com.

Investor Contact

Okapi Partners

Bruce Goldfarb / Pat McHugh, (212) 297-0720

info@okapipartners.com

Media Contacts

Longacre Square Partners

soc-sbux@longacresquare.com

 Exhibit 2

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ABOUT
SOC

STRATEGIC ORGANIZING CENTER

The Strategic Organizing Center ("SOC") is a coalition of labor unions, including the SEIU. It is an innovation center that works on transformational campaigns to advance the interests of workers, consumers and shareholders.

Through its different divisions, the SOC advocates for shareholders, consumers and other stakeholders through research, regulatory and other initiatives. Since 2006, the SOC's investment division, the SOC Investment Group ("SIG"), has specialized in identifying companies who have exhibited irresponsible corporate behavior that, in SIG's view, has impacted the long-term investment interests of such companies' shareholders.

Together, SOC-affiliated unions represent more than 2.3 million workers.

LEARN MORE ABOUT SOC →

As an ally of Starbucks employees, many of whom are shareholders through the Company's share ownership program, as well as large pension funds with significant holdings in Starbucks, we believe change is needed. In our view, the human capital mismanagement at Starbucks is materially damaging the way customers and employees perceive the Company – and eventually, we believe this rift with its most important stakeholders can materially hurt shareholder value as well. This failure of oversight falls on the Board.

That is why we have taken the extraordinary step of publicly nominating a slate of three director candidates for election to the Company's Board at the upcoming 2024 Annual Meeting scheduled for March 13, 2024.

OUR CASE FOR CHANGE

INVESTOR CONTACT

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Brew A Better Starbucks

LEARN WHY URGENT CHANGE IS NEEDED AT STARBUCKS

Starbucks
is a Company in Crisis

We believe Starbucks' Board of Directors has failed to effectively oversee the Company's response to employee unionization efforts and its human capital strategy, exposing the business to **reputational and potential financial damage over the long-term**.

>130 NLRB Complaints
covering ~420 charges of violating federal labor law

52% of Shareholders
voting at last year's Annual Meeting voted in favor of commissioning an independent assessment of worker rights practices at Starbucks

>1,100 Allegations
of violating federal labor laws, including terminating union organizers, refusing to bargain in good faith and retaliatory store closures

370+ Unionized Stores
with more than 9,000 union partners and counting as reported by the NLRB

STRATEGIC ORGANIZING CENTER | BREW A BETTER STARBUCKS

That is why the Strategic Organizing Center ("SOC") has taken action to **nominate a three-member slate of highly qualified and independent directors** with relevant experience enhancing human capital management practices, facilitating constructive outcomes for labor issues, and overseeing engagement with policymakers and regulators.

01

Why Change Is Needed Now

LEARN MORE

02

Meet Our Nominees

LEARN MORE

03

About SOC

LEARN MORE

04

Read Third Party Perspectives

LEARN MORE

INVESTOR CONTACT

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OUR
NOMINEES

Maria Echaveste

Ms. Echaveste is a former senior White House official and corporate attorney with significant international relations and public company board experience that we believe would be extremely additive to Starbucks' Board.

- Extensive experience in government and international relations
- Valuable public company board experience
- Corporate governance expert

Biography:

- President and CEO of the Opportunity Institute, a non-profit working to increase economic and social mobility.
- Member of the board of directors of Cadiz, Inc. (Nasdaq: CDZI), where she also serves as Chair of the Corporate Governance and Nominating Committee and as a member of the Equity, Sustainability & Environmental Justice Committee.
- Previously served as Assistant to the President and Deputy White House Chief of Staff for President Clinton from 1998 to 2001, where she focused on policy and political issues, including immigration, civil rights, education and finance, among others, making her one of the highest-ranking Latinas to have served in a presidential administration.
- Previously served as Administrator of the Wage and Hour Division at the U.S. Department of Labor from 1993 to 1997.
- Previously served on the board of the U.S.-Mexico Foundation, where she focused on the foundation's Mexican-American Leadership Initiative launched in 2010, and as a former special representative to Bolivia, a position she was designated by then-Secretary of State Hillary Clinton in 2009.
- Previously served as vice chair of the California International Trade and Investment Advisory Committee, an appointment made by Governor Jerry Brown.
- Held various roles at the University of California at Berkeley, including as a lecturer and policy director of the Law School's Chief Justice Earl Warren Institute on Law and Social Policy, and serves on the board of directors of multiple non-profit organizations.
- B.A. from Stanford University and J.D. from U.C. Berkeley.

Hon. Joshua Gotbaum

Mr. Gotbaum has broad experience in business and government – both as senior management and as a director of public and private companies and nonprofits – that we believe would be extremely additive to Starbucks' Board.

- Broad management and board experience at public and private companies and nonprofits
- Extensive relevant public sector expertise
- Significant financial acumen and business transformation experience

Biography:

- Currently a director and member of the Audit Committee of global asset management firm Thornburg Investment Management Inc.
- Currently a Trustee of the Pension Reserve Trust of the Commonwealth of Puerto Rico and Chair of the Maryland Small Business Retirement Savings Board.
- Significant experience serving as an independent director of PulteGroup, Inc. (NYSE: PHM), TD Bank, Safety-Kleen Systems and Thornburg Investment Management.
- Led the successful Chapter 11 reorganization of Hawaiian Airlines (Nasdaq: HA).
- Previously served as Managing Director of Lazard, where he advised on finance, acquisitions and restructuring for businesses, governments and unions.
- Previously served in influential White House roles, including the President's Office of Management & Budget, the White House Domestic Policy Staff and other White House offices. Also served as Assistant Secretary of Treasury for Economic Policy and Assistant Secretary of Defense.
- Guest scholar in Economic Studies at the Brookings Institution and an authority on economic policy, federal budget policy and process, public finance, and retirement and

- aging policies and programs.
- J.D. from Harvard Law School, Masters in Public Policy from Harvard Kennedy School and A.B. from Stanford.

Wilma Liebman

Ms. Liebman has over 40 years of experience in labor management, employee relations, wage negotiations, public policy and law that we believe would bring vital experience to Starbucks' Board.

- ✓ Labor management and employee relations expert
- ✓ Valuable public sector experience as former Chair of the NLRB
- ✓ Significant legal and public policy expertise

Biography:

- Former Chair of the NLRB, a position she was designated by President Barack Obama from January 2009 until August 2011, making her the second woman to ever lead the organization in its nearly 90-year history.
- Former member of the NLRB from 1997 to 2011, where presidents George W. Bush and William J. Clinton appointed her for multiple terms.
- Current member of the Board of Directors of Ownership Works, a non-profit organization founded by a co-head of the Kohlberg Kravis Roberts global equity department to promote employee ownership through private equity.
- Current Chair of the private dispute-resolution body the Dunlap Commission on Agricultural Labor.
- Previously served as Chief Operations Officer and Deputy Director of the Federal Mediation and Conciliation Service, where she oversaw arbitration, international affairs and advised on major labor disputes to support negotiations.
- Previously served as Legal Counsel to the International Brotherhood of Teamsters and the International Union of Bricklayers and Allied Craftsmen.
- Previous member of the Board of Directors of the Economic Policy Institute.
- B.A. from Barnard College and J.D. from the George Washington University Law Center.

By electing these nominees, shareholders will be adding to the Board independent directors with the right skills and experience to help the Company address its significant human capital issues and chart a sustainable path forward.

READ THIRD PARTY PERSPECTIVES

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CASE FOR CHANGE

Employees are a critical component of Starbucks' business model and a driver of shareholder value.[1] Unfortunately, we believe the Starbucks Board has failed to effectively oversee the Company's approach to this critical stakeholder group over the past two years:

RESPONSE TO UNIONIZATION AND HUMAN CAPITAL MISMANAGEMENT

- We believe Starbucks' human capital mismanagement is materially damaging the way customers and employees perceive the Company by exposing the business to reputational risk and potential financial harm over the long-term.
- In fact, the Company recently experienced significant stock price declines following weakening sales, with the ongoing labor issues, related litigation and staff walkouts also cited by outside observers as negative factors for the share price.[2]
- Notably, at the 2023 Annual Meeting of Shareholders, a majority of shareholders who voted at the meeting voted in favor of commissioning an independent assessment of its worker rights practices – reflecting what we see as the deep unease investors feel around the Company's handling of these issues. When the report was released, the auditor concluded that the Company did not understand or give consideration to its labor rights commitments in the context of recent organizing.

DEMONSTRABLE MISALIGNMENT BETWEEN LEADERSHIP AND PARTNERS

- Until the commencement of our campaign, the current Board proved itself inflexible and reliant on the same anti-union strategy, which we believe has created more risk.
- Until it became clear that the SOC planned to nominate directors, the Board had largely ignored its employees and the ramifications of comments made by management that they had done nothing wrong when the National Labor Relations Board has repeatedly concluded otherwise.[3]
- At a time when Starbucks has set an ambitious goal of opening more than 17,000 new stores by 2030, the Board instead decided to waste resources fighting its own workers.

We think shareholders will recognize over the course of the proxy contest the threat to value that Starbucks' approach to labor issues has caused.

It is time to Brew a Better Starbucks.

That is why the SOC has nominated a slate of three highly qualified director candidates who can bring fresh perspectives and the right expertise to help improve oversight and safeguard the best interests of Starbucks' shareholders, customers and employees.

MEET OUR NOMINEES

1 McKinsey Quarterly, dated November 2019, "Five ways that ESG creates value."

2 RetailWire, dated December 6, 2023, "Why Is Starbucks on the Decline, and Can the Situation Be Turned Around?."

3 Bloomberg Law, dated June 14, 2022, "Starbucks CEO's Anti-Union Comments Straddle Line of Legality."

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THIRD PARTY PERSPECTIVES

“Mr. (Kai) Liekefett (a partner at Sidley Austin who specializes in defending boards against shareholder campaigns) said a vote at Starbucks' last shareholder meeting, in which investors backed a resolution that prompted the company to commission the assessment of its respect for labor rights, suggested that ***investors could be open to a board challenge tied to labor issues***.”

Starbucks Faces New Pressure Over Union Campaign

- THE NEW YORK TIMES, JANUARY 5, 2024

The New York Times

“The violations found at a Starbucks location in downtown Seattle—including ***firing union supporters, threatening that union activity would be futile, and enforcing rules more strictly in response to organizing***—were part of a '***widespread pattern***,' Administrative Law Judge Dickie Montemayor said in his Wednesday ruling. 'It appears that in many instances ***violating the National Labor Relations Act has become standard operating procedure for Starbucks***...'”

Starbucks Has 'Pattern' of Violating Labor Law, NLRB Judge Says

- BLOOMBERG LAW, DECEMBER 21, 2023

Bloomberg Law

“The labor board has issued ***more than 100 complaints*** covering hundreds of accusations of illegal behavior by Starbucks, including ***threats or retaliation against workers involved in union activity*** and a ***failure to bargain in good faith***. Administrative judges have ruled against the company on more than 30 occasions... Judges have dismissed fewer than five of the complaints. ***None of the unionized stores*** have negotiated a labor contract with the company, and ***bargaining has largely stalled***.”

Federal Regulators Seek to Force Starbucks to Reopen 23 Stores

- THE NEW YORK TIMES, DECEMBER 13, 2023

The New York Times

“Management-side labour relations consultants say they have studied Starbucks' tactics. “If it is ***part of Starbucks' strategy to sort of create friction for these newly formed unions***, that's definitely happened,” said Dan Altchek, a lawyer who represents employers in labour disputes for Saul Ewing Arnstein & Lehr. The National Labor Relations Board, a federal agency that oversees unions, has logged almost ***700 unfair labour practice complaints against Starbucks*** and its law firm Littler Mendelson, including allegations that it ***illegally fired union leaders and refused to bargain with the group***.”

Starbucks seeks to break 'impasse' in contract talks with union baristas

- FINANCIAL TIMES, DECEMBER 8, 2023

FINANCIAL TIMES

“For a newcomer to proxy contests, SOC has put together a promising effort. It intends to nominate three people for the eight-person SBUX BoD: Maria Echaveste, Josh Gotbaum, and Wilma Libman. All are prominent attorneys and staunch Democrats with ***extensive experience in labor relations and a few public company boards among them***. They connect well with SOC goals for SBUX: “help the Company address its significant human capital issues” arising out of recent union organizing efforts.”

SOC Takes on SBUX

- CORPGOV.NET, NOVEMBER 29, 2023

Corporate Governance CorpGov.net

“Some investors have already ***raised concerns regarding Starbucks' management of its labor issues***. At the company's 2023 annual meeting in March, ***more than half*** of the shares that were voted favored a nonbinding request of the company to commission an independent assessment of its worker-rights practices. The proposal was also supported by ***both leading proxy-advisory firms***, Institutional Shareholder Services and Glass Lewis.”

Labor Group Plans Board Fight at Starbucks

- THE WALL STREET JOURNAL, NOVEMBER 21, 2023

THE WALL STREET JOURNAL.

“ The issue at the heart of this case is whether... [Starbucks] was entitled to explicitly reward employees,” for not participating in union activity, “while falsely telling its workers that the federal labor law forced it to take this action,” wrote administrative law judge Mara-Louise Anzalone. “It was not.” In its actions, ***the company engaged in a “flagrant, corporate-wide attack on its employees' right to choose union representation***,” the judge added. ”

Judge: Starbucks violated federal labor law by withholding pay hikes from unionized workers

- CNN, SEPTEMBER 29, 2023

CNN

“ [Starbucks] used its top executive to launch a ***corporate-wide effort to manipulate its employees' free*** choice by conditioning their pay and benefits on their willingness to forgo organizing... ”

Starbucks Illegally Kept Wages, Benefits From Union Workers

- BLOOMBERG LAW, SEPTEMBER 28, 2023

Bloomberg Law

“ Starbucks ***continues to fight and appeal*** the many labor complaints pending against it and maintains that the company has done nothing wrong. But these professions of innocence are countered by ***piles of testimony from workers and National Labor Relations Board findings suggesting that Starbucks has indeed illegally repressed employees' rights***... ”

Inside Starbucks' Dirty War Against Organized Labor

- THE NEW YORK TIMES, JULY 21, 2023

The New York Times

“ A federal labor judge has ordered Starbucks to... stop infringing on workers' rights after finding that ***the company violated labor laws 'hundreds of times'*** during a unionization campaign in Buffalo, New York... [The judge] found that ***Starbucks had threatened employees, spied on them and more strictly enforced dress codes and other policies***. ”

Labor judge: Starbucks violated worker rights in union fight

- THE ASSOCIATED PRESS, MARCH 2, 2023

AP Associated Press

“ Gary Bonadonna Jr., manager of the Workers United Rochester regional joint board, said in a statement. “This ruling proves what we have been saying all along — ***Starbucks is the poster child of union-busting in the United States***...” ”

Starbucks committed 'egregious' violations in battling union, judge rules

THE WASHINGTON POST, MARCH 1, 2023

The Washington Post

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OUR MATERIALS

SOC Preliminary Proxy Statement

Jan 12, 2024

SEC

Jan 12, 2024

BUSINESSWIRE

Strategic Organizing Center Comments on Starbucks' Recent Efforts to Reframe its Track Record of Human Capital Mismanagement

Dec 20, 2023

BUSINESSWIRE

Strategic Organizing Center Nominates Three Candidates to Starbucks Board of Directors

Nov 21, 2023

BUSINESSWIRE

INVESTOR CONTACT

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